

<ARTICLE>                     5
<LEGEND>
         This schedule contains summary financial information extracted from the
         Company's unaudited interim consolidated Financial Statements as of
         March 31, 1998 and March 31, 1997 contained in the Company's quarterly reports on Form 10-Q for each of the periods ended March 31, 1998 and
         March 31, 1997 and is qualified in its entirety by reference to such
         Financial Statements.

</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                                  3-MOS                 3-MOS
<FISCAL-YEAR-END>                              DEC-31-1998           DEC-31-1997
<PERIOD-START>                                 JAN-01-1998           JAN-01-1997
<PERIOD-END>                                   MAR-31-1998           MAR-31-1997
<CASH>                                         7,311                 117
<SECURITIES>                                   0                     0
<RECEIVABLES>                                  46,038                34,440
<ALLOWANCES>                                   1,255                 303
<INVENTORY>                                    5,589                 3,594
<CURRENT-ASSETS>                               61,798                39,977
<PP&E>                                         10,419                5,756
<DEPRECIATION>                                 3,160                 1,289
<TOTAL-ASSETS>                                 71,854                46,142
<CURRENT-LIABILITIES>                          28,036                25,385
<BONDS>                                        0                     0
<PREFERRED-MANDATORY>                          0                     0
<PREFERRED>                                    0                     0
<COMMON>                                       63                    51
<OTHER-SE>                                     43,080                20,031
<TOTAL-LIABILITY-AND-EQUITY>                   71,854                46,142
<SALES>                                        31,297                38,768
<TOTAL-REVENUES>                               45,491                46,501
<CGS>                                          27,377                34,493
<TOTAL-COSTS>                                  36,772                39,521
<OTHER-EXPENSES>                               0                     0
<LOSS-PROVISION>                               0                     0
<INTEREST-EXPENSE>                             26                    61
<INCOME-PRETAX>                                2,230                 1,968
<INCOME-TAX>                                   914                   807
<INCOME-CONTINUING>                            1,316                 1,161
<DISCONTINUED>                                 0                     0
<EXTRAORDINARY>                                0                     0
<CHANGES>                                      0                     0
<NET-INCOME>                                   1,316                 1,161
<EPS-PRIMARY><F2>                              0.21                  0.23<F1>
<EPS-DILUTED>                                  0.21                  0.22<F1>

<F1>This amount was restated in accordance with Financial Accounting Standards
    Board Statement No. 128 and Staff Accounting Bulletin No. 98.
<F2>The word "Primary" should be deleted and replaced with the word "Basic".
